UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE NECESSITY RETAIL REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholders,

The Board of Directors and management team of The Necessity Retail REIT, Inc. ("RTL" or the “Company”) are extremely proud to have effectively navigated a very challenging environment in 2022, and to deliver several important portfolio accomplishments. During the year, we also rebranded to our current corporate name, reflecting our positioning as the preeminent real estate investment trust focused on necessity retail properties net leased to creditworthy tenants on a long-term basis.

Highlights of RTL’s performance in 2022 include:

•	Strengthened Leasing Activity: RTL increased its multi-tenant occupancy to 89.8% from 87.6% in 2021, which the Company expects to further increase in the future. RTL also completed 83 new multi-tenant leases, 138 multi-tenant lease renewals and 54 single-tenant renewals, totaling nearly 0.9 million square feet, 1.7 million square feet and 1.6 million square feet, respectively. Reflecting these accomplishments and the acquisition of a large multi-tenant shopping center portfolio, the Company generated $383.6 million of annualized straight-line rent in the fourth quarter, a 33% year-over-year increase.

•	Successful Acquisition Program: RTL continues to acquire highly complementary assets that target necessity-based retail tenants. In 2022, RTL acquired 95 properties for an aggregate contract purchase price of $1.4 billion at an 8.6% weighted average cap rate and five years of average remaining lease term as of the acquisition dates. This is a strong achievement in any market environment.

•	Increased Portfolio Diversification: RTL’s Board and management team made a concerted effort to enhance both geographic and tenant diversity across its portfolio. RTL increased its exposure by 18% to Sunbelt markets, a region the Company believes has favorable demographic tailwinds. RTL also continues to diversify its mix of tenants. As of December 31, 2022, RTL’s top ten tenants only represent 29% of the straight-line rent that the Company receives, down from 38% at the end of 2021. Additionally, no individual tenant industry totaled more than 8% of the straight-line rent in the Company’s portfolio.

Reflecting the financial strength of RTL, the Company finished 2022 with $119 million of liquidity, and a potential forward disposition pipeline of $72 million by contract sales price, the net proceeds of which will help proactively reduce leverage.

RTL’s definitive proxy statement and accompanying GOLD card is the only one that you need to vote. You might have seen that an activist investor, Blackwells Capital, has filed its own proxy statement with an accompanying white card in what we believe is an effort to create confusion for investors.

Do not be confused. Unless a Maryland court rules otherwise, Blackwells’ nominations and proposals will be disregarded and no proxies or votes in favor of their purported nominees and proposals will be tabulated or recognized at the Annual Meeting.

Be sure to vote the GOLD card – the ONLY way to ensure your vote is counted.

We are excited to continue the significant momentum we built in 2022 and create lasting value for our stockholders well into the future.

Sincerely,

Michael Weil

Chairman, President and Chief Executive Officer

Important Notice

The statements in this letter that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of RTL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on RTL, RTL’s tenants and the global economy and financial markets, as well as those set forth in the Risk Factors section of RTL's most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in RTL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and RTL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Important Additional Information and Where to Find It

RTL has filed a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from RTL’s shareholders for RTL’s 2023 annual meeting of shareholders. SHAREHOLDERS OF RTL ARE STRONGLY ENCOURAGED TO READ RTL’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by RTL with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Filings and Financials” section of RTL’s website, www.americanfinancetrust.com, or by contacting ir@rtlreit.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

RTL, its directors and certain of its executive officers are participants in the solicitation of proxies from RTL’s shareholders in connection with matters to be considered at RTL’s 2023 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of RTL’s directors and executive officers in RTL is included in RTL’s Proxy Statement on Schedule 14A for its 2023 annual meeting of shareholders, filed with the SEC on April 10, 2023, RTL’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, and in RTL’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of RTL’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in RTL will be set forth in RTL’s Proxy Statement for its 2023 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.